Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2020 Third Quarter Results
Total Revenues of $280.9M, up 25% Year-over-year;
Subscription Services Revenues of $226.8M, up 27% Year-over-year

PLEASANTON, CA - November 26, 2019 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal third quarter ended October 31, 2019.
“It was a very exciting quarter. We delivered great results, significantly expanded in new and existing areas, and welcomed Crossix and Physicians World to the Veeva team,” said CEO Peter Gassner. “Our focus on innovation, customer success, and ability to execute across multiple large markets sets us up for strong growth well into the future.”
Fiscal 2020 Third Quarter Results:

•
Revenues: Total revenues for the third quarter were $280.9 million, up from $224.7 million one year ago, an increase of 25% year-over-year. Subscription services revenues for the third quarter were $226.8 million, up from $178.2 million one year ago, an increase of 27% year-over-year.

•
Operating Income and Non-GAAP Operating Income(1): Third quarter operating income was $80.8 million, compared to $63.1 million one year ago, an increase of 28% year-over-year. Non-GAAP operating income for the third quarter was $111.6 million, compared to $84.8 million one year ago, an increase of 32% year-over-year.

•
Net Income and Non-GAAP Net Income(1): Third quarter net income was $82.2 million, compared to $64.1 million one year ago, an increase of 28% year-over-year. Non-GAAP net income for the third quarter was $95.4 million, compared to $70.6 million one year ago, an increase of 35% year-over-year.

•
Net Income per Share and Non-GAAP Net Income per Share(1): For the third quarter, fully diluted net income per share was $0.52, compared to $0.41 one year ago, while non-GAAP fully diluted net income per share was $0.60, compared to $0.45 one year ago.

“Our outperformance in both Veeva Commercial Cloud and Veeva Vault reflects the tremendous opportunity we have in life sciences,” said CFO Tim Cabral. “We’re continuing our investments to drive customer success and long-term growth in our aim to become the most strategic partner to the industry.”
Recent Highlights:

•
Veeva Acquires Crossix and Physicians World — The company recently closed two acquisitions, adding new solutions to Veeva Commercial Cloud. Crossix, the leader in privacy-safe patient data and analytics, provides complementary solutions and enables expansion into new areas. With the acquisition of Physicians World, a trusted provider of events services, Veeva addresses the industry’s growing demand for world-class events management software and services, all from one vendor.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

•
Customer Success in Commercial Cloud Drives Market Share Gains — Veeva continued to expand its Commercial Cloud business with key wins. A top 50 pharma selected Veeva CRM for their European markets based upon their success in the U.S. Another top 50 pharma selected Veeva OpenData in the U.S. to improve field force effectiveness.

•
Veeva Development Cloud Adoption Deepens — In the quarter, a top 20 pharma selected Veeva Vault QualityDocs as their enterprise standard, marking the first Veeva R&D application for this long-standing Commercial Cloud customer. The quarter also saw a major milestone with Veeva Vault CDMS now rolling out in a large-scale Phase 3 trial for more than 12,000 patients across 700 sites and 32 countries.

Financial Outlook:
Veeva is providing guidance for its fiscal fourth quarter ending January 31, 2020 as follows:

•	Total revenues between $296 and $299 million.

•	Non-GAAP operating income between $100 and $101 million(2).

•	Non-GAAP fully diluted net income per share between $0.51 and $0.52(2).
Veeva is providing guidance for its fiscal year ending January 31, 2020 as follows:

•	Total revenues between $1,088 and $1,091 million.

•	Non-GAAP operating income between $409 and $410 million(2).

•	Non-GAAP fully diluted net income per share between $2.16 and $2.17(2).
The guidance above reflects the impact from the acquisitions of Crossix and Physicians World to Veeva's fiscal fourth quarter and fiscal year ending January 31, 2020 as follows:

•	Subscription revenue between $10 and 11 million(3).

•	Services revenue between $3 and 4 million.

•	Total revenues between $13 and $15 million(3).

•	Non-GAAP operating loss of $6 million(2).

•	Calculated billings of ~$30 million.
Conference Call Information:

What:	Veeva’s Fiscal 2020 Third Quarter Results Conference Call
When:	Tuesday, November 26, 2019
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-833-235-5654, domestic
1-647-689-4160, international
Conference ID 637 9736
Webcast:	ir.veeva.com

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	2

___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the fourth fiscal quarter ending January 31, 2020 or fiscal year ending January 31, 2020 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.
(3) Revenue associated with Crossix and Physicians World includes purchase accounting adjustments.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	3

About Veeva Systems
Veeva Systems Inc. is the leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 800 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) breaches in our security measures or unauthorized access to our customers’ data; (ii) our expectation that the future growth rate of our revenues will decline; (iii) fluctuation of our results, which may make period-to-period comparisons less meaningful; (iv) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (v) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (vi) our ability to integrate Crossix Systems Inc. and Physicians World LLC into our business and achieve the expected benefits of the acquisitions; (vii) loss of one or more customers, particularly any of our large customers; (viii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (ix) our ability to attract and retain highly skilled employees and manage our growth effectively; (x) failure to sustain the level of profitability we have achieved in the past as our costs increase; (xi) adverse changes in economic, regulatory, or market conditions, particularly in the life sciences industry, including as a result of customer mergers; (xii) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; and (xiii) pending, threatened, or future legal proceedings and related expenses.
Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended July 31, 2019. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.
###
Investor Relations Contact:
Rick Lund
Veeva Systems Inc.
925-271-9816
ir@veeva.com
Media Contact:
Roger Villareal
Veeva Systems Inc.
925-264-8885
pr@veeva.com

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$892,581	$550,971
Short-term investments	602,407	539,190
Accounts receivable, net	116,874	303,465
Unbilled accounts receivable	30,899	18,122
Prepaid expenses and other current assets	15,360	21,666
Total current assets	1,658,121	1,433,414
Property and equipment, net(3)	53,290	54,966
Deferred costs, net	29,873	30,869
Lease right-of-use assets(3)	24,055	—
Goodwill	95,804	95,804
Intangible assets, net	19,948	24,521
Deferred income taxes, noncurrent	6,455	5,938
Other long-term assets	12,895	8,254
Total assets	$1,900,441	$1,653,766

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,914	$9,110
Accrued compensation and benefits	15,977	15,324
Accrued expenses and other current liabilities	15,707	16,145
Income tax payable	7,195	4,086
Deferred revenue	250,674	356,357
Lease liabilities(3)	7,430	—
Total current liabilities	306,897	401,022
Deferred income taxes, noncurrent	9,042	6,095
Lease liabilities, noncurrent(3)	19,882	—
Other long-term liabilities	6,055	8,900
Total liabilities	341,876	416,017
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	704,915	617,623
Accumulated other comprehensive income	173	928
Retained earnings(3)	853,476	619,197
Total stockholders’ equity	1,558,565	1,237,749
Total liabilities and stockholders’ equity	$1,900,441	$1,653,766
_______________________
(3) The Company adopted ASU 2016-02, “Leases” (Topic 842) using the modified retrospective method as of February 1, 2019 and elected the transition option that allows the Company not to restate the comparative periods in their financial statements in the year of adoption.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2019	2018	2019	2018
Revenues:
Subscription services	$226,760	$178,214	$642,187	$503,809
Professional services and other	54,161	46,517	150,386	126,078
Total revenues	280,921	224,731	792,573	629,887
Cost of revenues(4):
Cost of subscription services	31,964	28,335	93,822	87,394
Cost of professional services and other	41,365	33,039	115,228	93,361
Total cost of revenues	73,329	61,374	209,050	180,755
Gross profit	207,592	163,357	583,523	449,132
Operating expenses(4):
Research and development	52,575	40,001	148,694	116,024
Sales and marketing	45,524	37,699	130,962	110,306
General and administrative	28,693	22,563	78,042	62,934
Total operating expenses	126,792	100,263	357,698	289,264
Operating income	80,800	63,094	225,825	159,868
Other income, net	9,141	4,606	22,634	10,087
Income before income taxes	89,941	67,700	248,459	169,955
Provision for income taxes	7,696	3,615	13,523	11,274
Net income	$82,245	$64,085	$234,936	$158,681

Net income per share:
Basic	$0.56	$0.44	$1.59	$1.10
Diluted	$0.52	$0.41	$1.49	$1.02

Weighted-average shares used to compute net income per share:
Basic	148,157	144,737	147,467	143,765
Diluted	158,750	156,025	158,124	155,706
Other comprehensive income:
Net change in unrealized gains on available-for- sale investments	$753	$33	$2,176	$695
Net change in cumulative foreign currency translation loss	(487)	(1,153)	(2,931)	(3,534)
Comprehensive income	$82,511	$62,965	$234,181	$155,842
_______________________ (4) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$560	$405	$1,528	$1,166
Cost of professional services and other	4,825	2,782	12,261	7,767
Research and development	9,899	5,820	25,732	16,282
Sales and marketing	6,882	4,825	19,207	13,743
General and administrative	7,155	6,086	19,719	17,689
Total stock-based compensation	$29,321	$19,918	$78,447	$56,647

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	6

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net income	$82,245	$64,085	$234,936	$158,681
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,643	3,383	16,642	10,477
Accretion of discount on short-term investments	(722)	(848)	(2,996)	(1,380)
Stock-based compensation	29,321	19,918	78,447	56,647
Amortization of deferred costs	4,832	4,595	14,524	13,697
Deferred income taxes	432	1,824	1,771	2,642
Gain on foreign currency from mark-to-market derivative	(74)	(19)	(112)	(182)
Bad debt expense (recovery)	270	84	(42)	262
Changes in operating assets and liabilities:
Accounts receivable	28,319	21,658	186,633	134,353
Unbilled accounts receivable	(9,515)	(5,212)	(12,777)	(6,641)
Deferred costs	(4,500)	(4,504)	(13,528)	(11,426)
Income taxes payable	3,909	1,029	4,858	525
Other current and long-term assets	5,610	(6,018)	1,513	(9,527)
Accounts payable	1,253	2,982	1,216	3,520
Accrued expenses and other current liabilities	(1,682)	406	231	(3,698)
Deferred revenue	(78,326)	(62,860)	(105,637)	(70,616)
Lease liabilities	(1,625)	—	(5,143)	—
Other long-term liabilities	(3,886)	1,053	(2,270)	1,620
Net cash provided by operating activities	61,504	41,556	398,266	278,954
Cash flows from investing activities
Purchases of short-term investments	(190,695)	(214,839)	(628,784)	(589,070)
Maturities and sales of short-term investments	194,661	130,137	571,398	447,947
Purchases of property and equipment	(881)	(4,163)	(3,167)	(5,558)
Capitalized internal-use software development costs	(356)	(495)	(1,061)	(1,009)
Net cash provided by (used in) investing activities	2,729	(89,360)	(61,614)	(147,690)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	(241)	—	(729)	—
Proceeds from exercise of common stock options	1,607	4,867	8,618	19,728
Net cash provided by financing activities	1,366	4,867	7,889	19,728
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(487)	(1,154)	(2,931)	(3,530)
Net change in cash, cash equivalents, and restricted cash	65,112	(44,091)	341,610	147,462
Cash, cash equivalents, and restricted cash at beginning of period	828,676	512,940	552,178	321,387
Cash, cash equivalents, and restricted cash at end of period	$893,788	$468,849	$893,788	$468,849

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

•
Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•
Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.

•
Deferred compensation associated with the Zinc Ahead business acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.

•
Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, and deferred compensation associated with the Zinc Ahead business acquisition for GAAP and non-GAAP measures.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	8

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Beginning with the fiscal quarter ended April 30, 2019, Veeva no longer excludes the effects of capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses in its non-GAAP financial measures. Prior periods have been adjusted to reflect this change, and the effect of this change is not material for any period previously presented.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

	Three months ended October 31,		Nine months ended October 31,
	2019	2018	2019	2018
Cost of subscription services revenues on a GAAP basis	$31,964	$28,335	$93,822	$87,394
Stock-based compensation expense	(560)	(405)	(1,528)	(1,166)
Amortization of purchased intangibles	(688)	(690)	(2,043)	(2,397)
Cost of subscription services revenues on a non-GAAP basis	$30,716	$27,240	$90,251	$83,831

Gross margin on subscription services revenues on a GAAP basis	85.9%	84.1%	85.4%	82.7%
Stock-based compensation expense	0.2	0.2	0.2	0.2
Amortization of purchased intangibles	0.4	0.4	0.3	0.5
Gross margin on subscription services revenues on a non-GAAP basis	86.5%	84.7%	85.9%	83.4%

Cost of professional services and other revenues on a GAAP basis	$41,365	$33,039	$115,228	$93,361
Stock-based compensation expense	(4,825)	(2,782)	(12,261)	(7,767)
Deferred compensation associated with Zinc Ahead acquisition	—	(4)	—	(14)
Cost of professional services and other revenues on a non-GAAP basis	$36,540	$30,253	$102,967	$85,580

Gross margin on professional services and other revenues on a GAAP basis	23.6%	29.0%	23.4%	25.9%
Stock-based compensation expense	8.9	6.0	8.2	6.2
Gross margin on professional services and other revenues on a non-GAAP basis	32.5%	35.0%	31.6%	32.1%

Gross profit on a GAAP basis	$207,592	$163,357	$583,523	$449,132
Stock-based compensation expense	5,385	3,187	13,789	8,933
Amortization of purchased intangibles	688	690	2,043	2,397
Deferred compensation associated with Zinc Ahead acquisition	—	4	—	14
Gross profit on a non-GAAP basis	$213,665	$167,238	$599,355	$460,476

Gross margin on total revenues on a GAAP basis	73.9%	72.7%	73.6%	71.3%
Stock-based compensation expense	1.9	1.4	1.7	1.4
Amortization of purchased intangibles	0.3	0.3	0.3	0.4
Gross margin on total revenues on a non-GAAP basis	76.1%	74.4%	75.6%	73.1%

Research and development expense on a GAAP basis	$52,575	$40,001	$148,694	$116,024
Stock-based compensation expense	(9,899)	(5,820)	(25,732)	(16,282)
Deferred compensation associated with Zinc Ahead acquisition	—	(71)	—	(289)
Research and development expense on a non-GAAP basis	$42,676	$34,110	$122,962	$99,453

Sales and marketing expense on a GAAP basis	$45,524	$37,699	$130,962	$110,306
Stock-based compensation expense	(6,882)	(4,825)	(19,207)	(13,743)
Amortization of purchased intangibles	(802)	(977)	(2,530)	(2,901)
Deferred compensation associated with Zinc Ahead acquisition	—	(10)	—	(40)
Sales and marketing expense on a non-GAAP basis	$37,840	$31,887	$109,225	$93,622

General and administrative expense on a GAAP basis	$28,693	$22,563	$78,042	$62,934
Stock-based compensation expense	(7,155)	(6,086)	(19,719)	(17,689)
General and administrative expense on a non-GAAP basis	$21,538	$16,477	$58,323	$45,245

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	10

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2019	2018	2019	2018
Operating expense on a GAAP basis	$126,792	$100,263	$357,698	$289,264
Stock-based compensation expense	(23,936)	(16,731)	(64,658)	(47,714)
Amortization of purchased intangibles	(802)	(977)	(2,530)	(2,901)
Deferred compensation associated with Zinc Ahead acquisition	—	(81)	—	(329)
Operating expense on a non-GAAP basis	$102,054	$82,474	$290,510	$238,320

Operating income on a GAAP basis	$80,800	$63,094	$225,825	$159,868
Stock-based compensation expense	29,321	19,918	78,447	56,647
Amortization of purchased intangibles	1,490	1,667	4,573	5,298
Deferred compensation associated with Zinc Ahead acquisition	—	85	—	343
Operating income on a non-GAAP basis	$111,611	$84,764	$308,845	$222,156

Operating margin on a GAAP basis	28.8%	28.1%	28.5%	25.4%
Stock-based compensation expense	10.4	8.9	9.9	9.0
Amortization of purchased intangibles	0.5	0.7	0.6	0.8
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	0.1
Operating margin on a non-GAAP basis	39.7%	37.7%	39.0%	35.3%

Net income on a GAAP basis	$82,245	$64,085	$234,936	$158,681
Stock-based compensation expense	29,321	19,918	78,447	56,647
Amortization of purchased intangibles	1,490	1,667	4,573	5,298
Deferred compensation associated with Zinc Ahead acquisition	—	85	—	343
Income tax effect on non-GAAP adjustments(1)	(17,662)	(15,153)	(56,088)	(37,497)
Net income on a non-GAAP basis	$95,394	$70,602	$261,868	$183,472

Diluted net income per share on a GAAP basis	$0.52	$0.41	$1.49	$1.02
Stock-based compensation expense	0.18	0.13	0.50	0.36
Amortization of purchased intangibles	0.01	0.01	0.02	0.03
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Income tax effect on non-GAAP adjustments(1)	(0.11)	(0.10)	(0.35)	(0.23)
Diluted net income per share on a non-GAAP basis	$0.60	$0.45	$1.66	$1.18
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(1)	For the three and nine months ended October 31, 2019 and 2018, management used an estimated annual effective non-GAAP tax rate of 21.0%.

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